UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2019

 BLACK CREEK DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01    Other Events.
Black Creek Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to disclose the most recent transaction price and net asset value (“NAV”) per share, as determined in accordance with the Company’s valuation procedures, for each of its classes of common stock.
November 1, 2019 Transaction Price
The transaction price for each share class of our common stock for subscriptions accepted (and distribution reinvestment plan issuances) as of November 1, 2019 (and redemptions as of October 31, 2019) is as follows:

Share Class	Transaction Price (per share)
Class T	$7.3521
Class S	$7.3521
Class D	$7.3521
Class I	$7.3521
Class E	$7.3521
The transaction price for each of our share classes is equal to such class’s NAV per share as of September 30, 2019. A calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.
September 30, 2019 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.blackcreekdiversified.com and is also available on our toll-free, automated telephone line at (888) 310-9352. Please see our valuation procedures filed with our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports and Current Reports, which were filed with the Securities and Exchange Commission (the “SEC”) and are available on the SEC’s website at www.sec.gov, for a more detailed description of our valuation procedures, including important disclosure regarding real property valuations provided by Altus Group U.S. Inc. (the “Independent Valuation Firm”). All parties engaged by us in the calculation of our NAV, including the external advisor, are subject to the oversight of our board of directors. Generally, all of our real properties are appraised once each calendar year by third party appraisal firms in accordance with our valuation guidelines and such appraisals are reviewed by the Independent Valuation Firm.
As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”) held by third parties, and “Aggregate Fund NAV” means the NAV of all of the Fund Interests.
The following table sets forth the components of total NAV as of September 30, 2019 and August 31, 2019:

	As of
(in thousands)	September 30, 2019	August 31, 2019
Office properties	$865,900	$911,650
Retail properties	873,050	869,600
Multi-family properties	182,750	182,200
Industrial properties	214,600	170,200
Total real property investments	$2,136,300	$2,133,650
Cash and other assets, net of other liabilities	(178,213)	(133,460)
Debt obligations	(863,314)	(912,154)
Aggregate Fund NAV	$1,094,773	$1,088,036
Total Fund Interests outstanding	148,907	148,482

The following table sets forth the NAV per Fund Interest as of September 30, 2019 and August 31, 2019:

(in thousands, except per Fund Interest data)	Total	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class E OP Units
As of September 30, 2019
Monthly NAV	$1,094,773	$33,552	$143,495	$24,479	$309,444	$507,986	$75,817
Fund Interests outstanding	148,907	4,564	19,518	3,330	42,089	69,094	10,312
NAV Per Fund Interest	$7.3521	$7.3521	$7.3521	$7.3521	$7.3521	$7.3521	$7.3521
As of August 31, 2019
Monthly NAV	$1,088,036	$31,215	$138,233	$23,810	$305,276	$513,417	$76,085
Fund Interests outstanding	148,482	4,260	18,864	3,249	41,661	70,065	10,383
NAV Per Fund Interest	$7.3277	$7.3277	$7.3277	$7.3277	$7.3277	$7.3277	$7.3277
Under GAAP, we record liabilities for ongoing distribution fees (i) that we currently owe Black Creek Capital Markets, LLC (the “Dealer Manager”) under the terms of our dealer manager agreement and (ii) for an estimate that we may pay to the Dealer Manager in future periods for shares of our common stock. As of September 30, 2019, we estimated approximately $13.3 million of ongoing distribution fees were potentially payable to the Dealer Manager. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.
The valuation for our real properties as of September 30, 2019 was provided by the Independent Valuation Firm in accordance with our valuation procedures and determined starting with the appraised value. Certain key assumptions that were used by the Independent Valuation Firm in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Office	Retail	Multi-family	Industrial	Weighted-Average Basis
Exit capitalization rate	6.40%	6.39%	5.50%	5.99%	6.29%
Discount rate / internal rate of return (“IRR”)	7.08%	6.87%	7.09%	6.88%	6.98%
Annual market rent growth rate	3.01%	2.96%	3.00%	2.90%	2.99%
Average holding period (years)	10.0	10.0	10.0	10.0	10.0
A change in the rates used would impact the calculation of the value of our real properties. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties:

Input	Hypothetical Change	Office	Retail	Multi-family	Industrial	Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	2.87%	2.43%	2.97%	2.88%	2.70%
	0.25% increase	(2.65)%	(2.24)%	(2.71)%	(2.64)%	(2.49)%
Discount rate (weighted-average)	0.25% decrease	2.06%	1.91%	1.95%	1.95%	1.98%
	0.25% increase	(2.01)%	(1.87)%	(1.90)%	(1.91)%	(1.93)%
The valuation of our debt obligations as of September 30, 2019 was in accordance with fair value standards under accounting principles generally accepted in the U.S. (“GAAP”). The key assumption used in the discounted cash flow analysis was the market interest rate. Market interest rates relating to the underlying debt obligations are based on unobservable Level 3 inputs, which we have determined to be our best estimate of current market interest rates of similar instruments. The weighted-average market interest rate used in the September 30, 2019 valuation was 3.60%.
A change in the market interest rates used would impact the calculation of the fair value of our debt obligations. For example, assuming all other factors remain constant, a decrease in the weighted-average market interest rate of 25 basis points would increase the fair value of our debt obligations by approximately 0.18%. Alternatively, assuming all other factors remain constant, an increase in the weighted-average market interest rate of 25 basis points would decrease the fair value of our debt obligations by approximately 0.63%.
Our hedge instruments are valued based on market expectations of future interest rates (the “forward interest rate curve”). All else equal, an upward shift in the forward interest rate curve would increase the value of our current hedge positions, resulting in a positive impact to our NAV, and a downward shift in the forward interest rate curve would decrease the value of our current hedge positions, resulting in a negative impact to our NAV.
Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include forward-looking assumptions and methodologies used to determine our NAV per share. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or the negative of these words, or other similar words or terms. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause our results to vary are general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective tenants, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in our current and any proposed market areas, tenants’ ability to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, tenant bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S., Inc.

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Black Creek Diversified Property Fund Inc.
October 15, 2019
	By:	/s/ LAINIE P. MINNICK
Lainie P. Minnick Managing Director, Chief Financial Officer and Treasurer